UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2017

CAFEPRESS INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35468 (Commission file number)	94-3342816 (IRS Employer Identification No.)

11909 Shelbyville Road, Louisville, Kentucky 40243 (Address of principal executive offices, including zipcode)

(502) 995-2229 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 3, 2017, the Board of Directors of CafePress Inc. ("CafePress" or the "Company") voted to terminate the Company's stock repurchase program (the “Program”) effective immediately. The Program, originally authorized by the Board in May of 2015, and subsequently extended in April 2016, approved the repurchase of up to twenty percent of the shares of common stock outstanding or an aggregate of 3.5 million shares of the Company’s common stock, whichever was less.

Under the Program, the Company had no commitment to make any repurchases, and the repurchase program was also subject to modification, extension or termination by the Board of Directors at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CAFEPRESS INC.
February 8, 2017	/s/ Ekumene M. Lysonge By: Ekumene M. Lysonge Title: Vice President, General Counsel and Secretary